EXHIBIT 23.1
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          CONSENT OF INDEPENDENT AUDITORS
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The Auxer Group, Inc., West Paterson, New Jersey
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We have issued our report dated March 23, 2000, relating
to the financial statements of The Auxer Group, Inc. for
the years ended December 31, 1999 and December 31, 1998
appearing in the Company's Form 10-SB.   We have also issued
our review dated May 10, 2000, relating to the financial statements of the Auxer Group, Inc. for the quarters ended march 31, 2000 and March 31, 1999 appearing in the Company's Form 10-QSB. Such reports have been incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports and to the use of our name as it appears under the caption "Experts."
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Edelman & Kalosieh, Certified Public Accountants, P.A.
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By: /s/ Edelman & Kalosieh, CPAs, P.A.
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        Edelman & Kalosieh, CPAs, P.A.
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Fair Lawn, New Jersey
June 20, 2000
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